UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

The ExOne Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of The ExOne Company (“ExOne” or the “Company”). The meeting will be held on May 13, 2020 at 10:00 a.m., Eastern Daylight Time, at ExOne’s principal executive offices, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642.* At the meeting, holders of ExOne’s issued and outstanding common stock (Nasdaq: XONE) will act upon the following matters:

(1) Election of eight (8) nominees to the Company’s Board of Directors identified in the accompanying Proxy Statement, each for a term that expires in 2021;

(2) Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

(3) Approval of an amendment to the Company’s Certificate of Incorporation to specifically provide for stockholder removal of directors either with or without cause;

(4) Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers in 2019, as reported in the accompanying Proxy Statement; and

(5) Any other matters that properly come before the meeting.

The record date for the Annual Meeting is March 16, 2020. Only stockholders of record at the close of business on that date are entitled to receive notice of, attend and vote at, the Annual Meeting and any postponements or adjournments thereof.

We are pleased to deliver our proxy materials to stockholders primarily over the Internet. Utilizing Internet delivery allows us to distribute our proxy materials in an environmentally responsible and cost-effective manner. On April 3, 2020, we mailed a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to certain holders of record as of the record date, and posted our proxy materials on the website referenced in the Internet Notice. The Internet Notice explains how to access the proxy materials and the 2019 Annual Report, free of charge, through the website described in the Internet Notice. The Internet Notice and website also provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis.

If you received your Annual Meeting materials by mail, the Proxy Statement, 2019 Annual Report, Notice of Annual Meeting and proxy card were enclosed. Your vote is very important, and we appreciate you taking the time to vote promptly. The proxy card contains instructions on how to vote by proxy, by telephone or through the Internet, or you may complete, sign and return the proxy card by mail.

It is very important that your shares are represented at the Annual Meeting, whether or not you plan to attend in person. Accordingly, we request and urge you to review the proxy materials and vote your shares in advance of the meeting. If you decide to attend the Annual Meeting, and wish to vote in person, you may do so by revoking your proxy at that time. Also, if you plan to attend the meeting in person and need directions, please contact the office of the General Counsel and Corporate Secretary at (724) 863-9663. To ensure your vote is counted at the Annual Meeting, please vote as promptly as possible.

By Order of the Board of Directors, LORETTA L. BENEC General Counsel and Corporate Secretary April 3, 2020

*Special COVID-19 Note: We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees, directors and stockholders are important. If public health developments warrant, we may determine it is necessary or appropriate to offer, or completely switch to, a virtual meeting format. Any such change will be announced in advance through a press release and the filing of additional proxy materials with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2020: OUR PROXY STATEMENT, 2019

ANNUAL REPORT AND NOTICE OF ANNUAL MEETING ARE AVAILABLE WITH YOUR

16-DIGIT CONTROL NUMBER AT

HTTP://WWW.PROXYVOTE.COM.

PROXY SUMMARY

Meeting Information

Date:	May 13, 2020

Time:	10:00 a.m. Eastern Daylight Time

Place:	Our Principal Executive Offices: 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642*

Proposals:

(1)   Election of eight (8) nominees to the Company’s Board of Directors (the “Board”)

(2)   Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for 2020

(3)   Approval of an amendment to the Company’s Certificate of Incorporation to specifically provide for stockholder removal of directors either with or without cause

(4)   Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers in 2019

(5)   Any other matters that properly come before the meeting

*Special COVID-19 Note: We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees, directors and stockholders are important. If public health developments warrant, we may determine it is necessary or appropriate to offer, or completely switch to, a virtual meeting format. Any such change will be announced in advance through a press release and the filing of additional proxy materials with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to the Annual Meeting.

How to Vote — Your vote is important

Record Date. You are eligible to vote if you were a stockholder of record at the close of business on Monday, March 16, 2020. To make sure that your shares are represented at the meeting, please cast your vote as soon as possible.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. Please follow the instructions that you receive to vote your shares.

Registered Owners. If you are a registered holder, please complete and sign the enclosed proxy card and return it to Broadridge by following the instructions on the card. You also may vote your shares by telephone or over the Internet as described on your proxy card.

Online Access to Proxy Materials

The Proxy Statement, 2019 Annual Report and Notice of Annual Meeting are available with your 16-digit control number at HTTP://WWW.PROXYVOTE.COM.

Election of Directors

This year, we are recommending the election of eight (8) nominees to the Board:

Name	Age	Independent	Position with ExOne
S. Kent Rockwell	75	No	Chairman
John F. Hartner	57	No	Chief Executive Officer
John Irvin	65	No	Director
Gregory F. Pashke	72	Yes	Director and member of Audit Committee and Nominating and Governance Committee
Lloyd A. Semple	80	Yes	Lead Director, Chair of Nominating and Governance Committee and member of Compensation Committee
William F. Strome	65	Yes	Director, Chair of Audit Committee and member of Nominating and Governance Committee and Compensation Committee
Roger W. Thiltgen	69	Yes	Director and member of Nominating and Governance Committee and Compensation Committee
Bonnie K. Wachtel	64	Yes	Director, Chair of Compensation Committee and member of Audit Committee

Five of the eight nominees are “independent” under the Nasdaq Stock Market (“Nasdaq”) rules.

Compensation Highlights

•	Since February 2018, ExOne has had a written pay philosophy codifying ExOne’s compensation goals and governing principals, which was most recently revised in February 2020.

•	For 2019, our named executive officers received a combination of base salary, and time-vested long-term equity incentive awards.

•

In February 2019, the Compensation Committee of the Board adopted the 2019 annual incentive program which provided an opportunity for performance-based compensation to senior executive officers of the Company based on the achievement of target goals for revenue and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) (defined on page 31). As the goals of the 2019 Annual Incentive Program were not achieved, no payout was made.

Corporate Governance Highlights

Our Board is committed to establishing and maintaining corporate governance policies and practices that are appropriate for a company like ExOne. Highlights of our implemented measures include:

•	Independent Lead Director and use of independent committees to ensure a balanced process;

•	Annual election of directors;

•	Majority voting standard for non-contested election of directors;

•	Supermajority of independent directors on the Board (5 out of 8 independent directors upon election at the 2020 Annual Meeting);

•	100% independent members on Audit, Compensation and Nominating and Governance Committees;

•	Stock ownership and retention policy for directors and executive officers;

•	Anti-hedging and anti-pledging policies for directors and executive officers;

•	Clawback policy for restatement of financial statements;

(ii)

•	Succession and executive talent planning at the Board level;

•	Ethics policy, whistleblower policy and international policies on import and export matters;

•	Process for review and approval of related person transactions;

•	Board compensation in form and amount appropriate for our size and state of development; and

•	Annual Board self-evaluation process.

Ratification of Independent Registered Accounting Firm

We are recommending the ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2020.

Amendment to Certificate of Incorporation

We are recommending the approval of the amendment of the Company’s Certificate of Incorporation to specifically provide for stockholder removal of directors either with or without cause.

Say-on-Pay

We are recommending the approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers in 2019, as reported in this Proxy Statement.

(iii)

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2020 at 10:00 a.m., Eastern Daylight Time

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

The Board of Directors (the “Board”) of The ExOne Company (“we,” the “Company,” or “ExOne”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 13, 2020 at 10:00 a.m., Eastern Daylight Time, at ExOne’s principal executive offices, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642.*

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. If you are a registered holder, you may vote by telephone, over the Internet or by completing, signing and returning a proxy card to Broadridge by following the instructions on the card. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. Please follow the instructions that you receive to vote your shares.

We intend to mail to all stockholders of record entitled to vote at the Annual Meeting either the Internet Notice or a full set paper copy of this Proxy Statement, together with our 2019 Annual Report, the Notice of Annual Meeting and the accompanying proxy card on or about April 3, 2020.

Copies of our 2019 Annual Report furnished to our stockholders do not contain copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019. You can obtain copies of these exhibits electronically at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Copies of the exhibits are also available as part of the Form 10-K for the year ended December 31, 2019 which can be accessed on ExOne’s corporate website at www.exone.com. Stockholders may also obtain copies of exhibits without charge by contacting our General Counsel and Corporate Secretary at (724) 863-9663.

We will also post this Proxy Statement, our 2019 Annual Report and the Notice of Annual Meeting on the Internet at HTTP://WWW.PROXYVOTE.COM on or about April 3, 2020, which you may access using your 16-digit control number.

*Special COVID-19 Note: We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees, directors and stockholders are important. If public health developments warrant, we may determine it is necessary or appropriate to offer, or completely switch to, a virtual meeting format. Any such change will be announced in advance through a press release and the filing of additional proxy materials with the SEC. As always, we encourage you to vote your shares prior to the Annual Meeting.

Why did I receive an Internet Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of this Proxy Statement, the 2019 Annual Report and the Notice of Annual Meeting?

We are taking advantage of an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders the Internet Notice. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Internet Notice.

If you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Internet Notice.

Why didn’t I receive an Internet Notice in the mail regarding the Internet availability of proxy materials?

The SEC rule that allows us to furnish our proxy materials over the Internet rather than in paper form does not require us to do so for all stockholders. We may choose to send certain stockholders the Internet Notice, while sending other stockholders a full set paper copy of our Proxy Statement, 2019 Annual Report, Notice of Annual Meeting and proxy card.

Who can vote at the Annual Meeting and when is the Record Date?

Only stockholders of record at the close of business on March 16, 2020 are entitled to vote at the Annual Meeting. On the record date, there were 16,455,000 shares of ExOne Common Stock (“Common Stock”) outstanding. All holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of the close of business on March 16, 2020 for each matter to be voted on at the Annual Meeting.

How can I access the proxy materials over the Internet?

An electronic copy of this Proxy Statement, the 2019 Annual Report and the Notice of Annual Meeting are available with your 16-digit control number at HTTP://WWW.PROXYVOTE.COM.

What proposals are being considered?

There are four matters scheduled for a vote at the Annual Meeting:

•	Proposal No. 1: Election of the eight (8) nominees to the Board identified in Proposal No. 1, each for a term that expires at the 2021 Annual Meeting of Stockholders.

•	Proposal No. 2: Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

•	Proposal No. 3: Approval of an amendment to the Company’s Certificate of Incorporation to allow for stockholder removal of directors either with or without cause.

•	Proposal No. 4: Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers in 2019.

How do I vote?

For Proposal No. 1, you may vote “For” or “Against” each director nominee or you may “Abstain” from voting for any nominee. For Proposal Nos. 2, 3 and 4, you may vote “For” or “Against” each proposal, or “Abstain” from voting on such proposal.

Stockholder of Record (Shares Registered in Your Name) — If on March 16, 2020, your shares were registered directly in your name with ExOne’s transfer agent, American Stock Transfer & Trust, LLP, then you are a stockholder of record with respect to those shares.

As a stockholder of record, you may vote by proxy by telephone, over the Internet or by returning a proxy card, or you may vote in person at the Annual Meeting. Regardless of whether you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•

If you received your proxy materials in the mail, you may vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. Instructions to vote over the Internet or by telephone are printed on your proxy card. To vote using the proxy card, please complete, sign and date the enclosed proxy card and return it promptly to us. If you vote by proxy by telephone, over the Internet or by returning your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, please come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner (Shares Registered in the Name of a Broker, Bank or Other Nominee) — If on March 16, 2020, your shares were held in an account at a broker, bank, or other similar organization as your nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank or other nominee. Many organizations allow beneficial owners to give voting instructions via telephone or the Internet, as well as in writing. You also are invited to attend the Annual Meeting, but you will need to bring a copy of a brokerage statement reflecting stock ownership as of March 16, 2020. Because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other nominee.

How many votes do I have?

You have one vote for each share of Common Stock you own as of the close of business on March 16, 2020 for each matter to be voted on at the Annual Meeting. You may vote on each proposal presented for consideration at the Annual Meeting. There are no cumulative voting rights with respect to our Common Stock.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each of the eight (8) nominees for director, “For” ratification of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ending December 31, 2020, “For” the approval of the amendment to the Certificate of Incorporation, and “For” the approval of the compensation paid to the Company’s named executive officers in 2019. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What do I need to do to attend the Annual Meeting in person?*

Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 9:45 a.m. Eastern Daylight Time, and the Annual Meeting will begin at 10:00 a.m. Each stockholder should be prepared to present:

1.	Valid government issued photo identification, such as a driver’s license or passport; and

2.

Beneficial owners holding their shares through a broker, bank or other nominee will need to bring proof of beneficial ownership as of March 16, 2020, the record date, such as their most recent account statement reflecting their stock ownership prior to March 16, 2020, a copy of the voting instruction card provided by their broker, bank or other nominee, or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, are not permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. Please note that large bags and packages are not allowed at the Annual Meeting. Persons may be subject to search.

*Special COVID-19 Note: We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees, directors and stockholders are important. If public health developments warrant, we may determine it is necessary or appropriate to offer, or completely switch to, a virtual meeting format. Any such change will be announced in advance through a press release and the filing of additional proxy materials with the SEC. As always, we encourage you to vote your shares prior to the Annual Meeting.

Who is paying for this proxy solicitation?

ExOne will pay for the entire cost of soliciting proxies. In addition to ExOne mailing these proxy materials, ExOne’s directors and employees also may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. ExOne may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple Internet Notices or multiple copies of this Proxy Statement, Notice of Annual Meeting and proxy card), your shares are registered in more than one name or are registered in different accounts. Please make sure that you vote all of your shares by following the directions on each Internet Notice or proxy card.

Can I change my vote after submitting my proxy?

Yes. You can change your vote at any time before the final vote at the meeting.

If you are a stockholder of record, you may change your vote in any one of the following ways:

•	You may submit another properly completed proxy (including by telephone or over the Internet) with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642.

•	You may attend the Annual Meeting and vote in person by ballot. Simply attending the meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:

•	You may submit new voting instructions to your broker, bank or other nominee.

•	If you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

How many votes are needed to approve each proposal?

Proposal No. 1. Directors will be elected by the vote of a majority of the shares cast with respect to the director at the Annual Meeting. This means that the number of votes cast “For” a director’s election must exceed the number of votes cast “Against” that director’s election. Stockholders may not cumulate votes in the election of directors.

Proposal No. 2. Ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter.

Proposal No. 3. Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of at least 75% of the voting power of all outstanding shares of capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class.

Proposal No. 4. Advisory approval of the compensation paid to the Company’s named executive officers in 2019 requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter.

How are votes counted?

We have designated a representative of Broadridge Financial Services as the inspector of elections who will validate the votes.

With respect to Proposal No. 1, the inspector of elections will count “For” votes and “Against” votes. Abstentions and broker non-votes will not be counted as having been voted on the proposal, nor will they affect the outcome of this proposal.

With respect to Proposal No. 2, the inspector of elections will count separately “For,” “Against” and “Abstain” votes and broker non-votes. “Abstain” votes will be counted towards the vote total for the proposal, and will have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast on the matter, they will not affect the outcome of this proposal.

With respect to Proposal No. 3, the inspector of elections will count separately “For”, “Against” and “Abstain” votes and broker non-votes. In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. Accordingly, abstentions and broker non-votes will have the same effect as “Against” votes on this proposal.

With respect to Proposal No. 4, the inspector of elections will count separately “For”, “Against” and “Abstain” votes and broker non-votes. “Abstain” votes will be counted towards the vote total for the proposal, and will have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast on the matter, they will not affect the outcome of this proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter, including the election of directors, without instructions from the beneficial owner and instructions are not given.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome on Proposals No. 1, 2, and 4. Because Proposal No. 3 requires the affirmative vote of at least 75% of the voting power of all outstanding shares of capital stock of the Company, broker non-votes will have the same effect as “Against” votes on that proposal.

What are the Board’s voting recommendations?

Proposal No. 1: “For” election of each of the eight (8) nominees to the Board.

Proposal No. 2: “For” ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2020.

Proposal No. 3: “For” approval of the amendment to the Certificate of Incorporation to specifically allow for stockholder removal of directors either with or without cause.

Proposal No. 4: “For” the non-binding approval of the compensation paid to the Company’s named executive officers in 2019, as reported in this Proxy Statement.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares entitled to vote is represented by stockholders present at the meeting or represented by proxy. On the record date, there were 16,455,000 shares of Common Stock outstanding and entitled to vote. This means that at least 8,227,501 shares must be represented by stockholders present at the meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Current Report on Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2021 Annual Meeting of Stockholders?

Our 2021 Annual Meeting of Stockholders will be held on May 12, 2021 at 10:00 a.m. To be included in our Proxy Statement for the 2021 Annual Meeting of Stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, such proposals must be received by ExOne by December 5, 2020, which is at least 120 calendar days before the anniversary date of the release of ExOne’s Proxy Statement to stockholders in connection with the previous year’s annual meeting.

How can stockholders submit nominations of persons for election to the Board or proposals of business to be transacted by the stockholders for the 2021 Annual Meeting of Stockholders?

A stockholder of record may submit nominations of persons for election to the Board or proposals of business to be transacted by the stockholders only if he or she complies with Article III, Section 13 of our Amended and Restated Bylaws, as amended (the “Bylaws”). This section provides that a stockholder must give advance notice to our Corporate Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at the 2021 Annual Meeting of Stockholders at our principal executive offices (i) not earlier than 120 days prior to such meeting, and (ii) at least 45 days prior to the anniversary date of the filing of ExOne’s Proxy Statement with the SEC in connection with the previous year’s annual meeting. Therefore, for the 2021 Annual Meeting, such notice must be received by ExOne no sooner than January 12, 2021 and no later than February 17, 2021.

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business, the reasons for conducting such business at the meeting, any personal or other direct or indirect material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and certain other information specified in our Bylaws.

If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Director Nomination Process.”

What are the implications of being a “smaller reporting company”?

Following the SEC’s amendment to the definition of “smaller reporting company” in Rule 12b-2 of the Exchange Act, which was effective on September 10, 2018, we qualify as a smaller reporting company and may take advantage of the scaled disclosure requirements applicable to smaller reporting companies. Many of the same reduced reporting requirements previously available to us as an emerging growth company are now available to us as a smaller reporting company, in addition to others.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

General

This year, the Nominating and Governance Committee has selected eight (8) nominees for election to the Board for consideration at the Annual Meeting; our Board has approved the nominees. Seven (7) of the nominees are current members of the Board and Mr. Hartner, our Chief Executive Officer, is a new nominee. Each nominee elected as a director at the Annual Meeting will continue to serve until the 2021 Annual Meeting of Stockholders, until his or her successor has been elected or qualified, or until his or her earlier death, resignation or removal.

Director Qualifications

Our Nominating and Governance Committee believes each member of our Board possesses the individual qualities necessary to serve on ExOne’s Board, including high personal and professional ethical standards and integrity, honesty and good values. Our directors are highly educated and have diverse backgrounds and extensive track records of success in what we believe are highly relevant positions with large international companies, firms and major private and public institutions. Our directors have each demonstrated an ability to exercise sound judgment and have exhibited a commitment of service to ExOne and to the Board (with respect to the incumbent directors), and each of our directors possesses strong communication skills. In addition, we believe that each director brings the skills, experience and perspective that, when taken as a whole, create a Board that possesses the requirements necessary to oversee ExOne’s business. Each nominee’s particular experience, qualifications, attributes and skills that led the Board to conclude that such nominee should serve as a director for ExOne are set forth below under “Nominees”.

Vote Required

Directors will be elected by the vote of a majority of the shares cast with respect to the director at the Annual Meeting. This means that the number of votes cast “For” a director’s election must exceed the total number of votes cast “Against” that director’s election. Stockholders may cast their votes “For” or “Against” the election of each director, or may abstain from voting with respect to any director nominee. Abstentions and broker non-votes will not be counted as having been voted on the proposal, nor will they affect the outcome of Proposal No. 1.

If a nominee is not elected, the director shall offer to tender his or her resignation to the Board in accordance with the Bylaws. The Nominating and Governance Committee of the Board will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days following the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision with respect to that resignation.

The proxy holders intend to vote all proxies received by them “For” the nominees listed below unless otherwise instructed. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.

The Board Recommends a Vote “FOR” the Election of Each Director Nominee.

Nominees

The following is a description of each nominee (in alphabetical order) for election to the Board:

Name	Age	Experience and Qualification
John F. Hartner	57	Mr. Hartner has served as our Chief Executive Officer since May 2019 after joining the Company in November 2018 as Chief Operating Officer. Mr. Hartner founded Digital Industrialist LLC, a company that invests in and advises digital manufacturing businesses, in 2017 and has led the company since that time. Prior to that, Mr. Hartner served as the Chief Operating Officer of EnvisionTEC Inc., a 3D printing firm, from March 2015 to April 2017, where he was responsible for all global business operations. This role followed a nearly 15-year career leading business units of Dover Corporation across the globe from December 2000 to March 2015, where Mr. Hartner served as the President and Chief Executive Officer of the Dover Printing & Identification Segment, among other positions. Mr. Hartner received an M.B.A. from the University of Chicago — Graduate School of Business in 1989 and a B.S. in Mechanical Engineering from Villanova University in 1985. Mr. Hartner’s previous business experience in digital manufacturing and global printing would provide the Board with specialized industry knowledge. As Chief Executive Officer of the Company, Mr. Hartner would also contribute his unique insight into the Company’s business operations, opportunities, and challenges.

John Irvin	65	Mr. Irvin began serving on our Board on January 1, 2013, when we were formed as a Delaware corporation. From October 2016 to October 2017, Mr. Irvin served as the Chief Financial Officer of Mine Vision Systems Inc., a 3D vision and mine mapping software company. Mr. Irvin has also served as an advisor to Rockwell Forest Products, Inc., a forest products company controlled by S. Kent Rockwell, since September 2015. He was previously employed by the Company, serving as Special Advisor to the Chairman of ExOne from January 2014 through August 2015 and as Chief Financial Officer from October 2012 until December 2013. From 2008 to 2012, he was President of PartnersFinancial, a national insurance brokerage company owned by National Financial Partner Corp. (“NFP”), a publicly-traded diversified financial services firm. From 1993 to 2008, he was Chairman and Chief Executive Officer of Innovative Benefits Consulting, Inc., a life insurance consulting firm and wholly-owned subsidiary of NFP. From 1983 to 1993, Mr. Irvin was a partner of Mid Atlantic Capital Group, a financial services company, which he co-founded in 1983 and where his highest position was Vice Chairman. In 1979, Mr. Irvin formed the certified public accounting firm of John Irvin and Company. From 1976 to 1979, he was an accountant for Arthur Andersen LLP. From 2000 to 2004, Mr. Irvin served on the Board of Directors of Sensytech Inc., which was engaged in the design, development, and manufacture of electronics and technology products for the defense and intelligence markets in the United States, and also served on its audit committee from 2000 to 2004 and as chairman of the audit committee from 2002 to 2004. Upon the merger of Sensytech Inc. into Argon ST, Inc., a public company engaged primarily in defense contracting, he served as director and chairman of the audit committee from 2004 to 2010. Mr. Irvin currently serves on the Boards of Directors of the S. Kent Rockwell Foundation and the PartnersFinancial Foundation, where he is Chairman of the Board. Mr. Irvin was selected to serve as a director of ExOne because of his significant financial and accounting experience, having served in the financial services industry for a number of years and as an accountant for Arthur Andersen LLP. Mr. Irvin brings expertise to the Board in the areas of financial analysis and reporting, internal auditing and controls and risk management oversight. He also is able to provide both strategic and operational vision and guidance to the Board, having served in several executive-level positions before joining ExOne.

Name	Age	Experience and Qualification

Gregory F. Pashke	72	Mr. Pashke began serving on our Board on May 18, 2016. Mr. Pashke has served as President of Pashke Consulting, a strategic, tactical and valuation consulting services company since 1997. Mr. Pashke was a founding and managing partner of Pashke Twargowski & Lee, a northwestern Pennsylvania regional certified public accountant (“CPA”) firm from 1974 to 1997. In addition to managing the firm, Mr. Pashke provided managerial and financial consulting and auditing and accounting assurance services primarily to closely held manufacturing and service enterprises. Mr. Pashke was Vice-President of Finance for Keystone Aeronautics, a multi-state air charter, aircraft sales and fuel concession enterprise from 1973 to 1974 and was a Senior Accountant with the auditing firm of Ernst & Young from 1971 until 1973. Mr. Pashke has been active in many professional organizations, having served on the National Governing Council of the American Institute of CPAs and as National Vice President of the Society for the Advancement of Management. He has served on the Board of Directors of the Institute of Management Accountants, Palm Beach Chapter, since 2011. Mr. Pashke also was a member of the Governing Council and the Executive Committee of the Pennsylvania Institute of Certified Public Accountants (“PICPA”), where he chaired the Long-Range Objectives and Nominations Committees. Mr. Pashke also served on the Ethics and Centennial Committees and as the President of the Erie Chapter of the PICPA. Mr. Pashke has obtained multiple professional designations in accounting (CPA, CMA — Certified Management Accountant), finance (CFM — Certified Financial Manager), consulting (CMC — Certified Management Consultant) and valuation (CBA — Certified Business Appraiser) and he holds an M.B.A. from the University of Pittsburgh. Mr. Pashke has also authored over thirty articles on a variety of consulting, planning, managerial, auditing, tax and organizational topics. Mr. Pashke brings significant financial accounting and reporting, financial planning, tax, internal auditing and ethics expertise to our Board, including through his robust experience in these areas with manufacturing and service enterprises.

Name	Age	Experience and Qualification

S. Kent Rockwell	75	Mr. Rockwell began serving on our Board on January 1, 2013, and has served as our Chairman since that time. He served as our Chief Executive Officer from June 2018 to May 15, 2019, and previously served as our Executive Chairman from August 2016 to June 2018 and as our Chief Executive Officer from January 1, 2013, when we were formed as a Delaware corporation, until August 2016. Prior to that, Mr. Rockwell served as the Managing Member of The Ex One Company, LLC, our predecessor, from 2008 until 2012. Mr. Rockwell has been the Chairman and Chief Executive Officer of Rockwell Venture Capital, Inc., a private venture capital company, since 1983 and of Appalachian Timber Services, a supplier of timber products for railroads, since 1986. Mr. Rockwell served as Vice Chairman of Argon ST, a public company engaged primarily in defense contracting, from 2004 to 2010. Mr. Rockwell served as the Chairman and Chief Executive Officer of Sensytech Inc., which was engaged in the design, development and manufacture of electronics and technology products for the defense and intelligence markets in the United States, from 1998 to 2004. He was Chairman and Chief Executive Officer of Astrotech International Corp., a public company in the oilfield supply business, from 1989 to 1997. From 1987 to 1989, he was Chairman and Chief Executive Officer of Special Metals Corp., a producer of super alloy and special alloy products. From 1978 to 1980, he was Chairman and Chief Executive Officer of McEvoy Oilfield Equipment, a producer of oilfield equipment. Mr. Rockwell served on the Board of Directors of Rockwell International from 1973 until 1982 and served as President of the Energy Products Group of Rockwell International from 1977 to 1982. The Board believes that Mr. Rockwell should serve as a member of the Board because he has intimate knowledge of ExOne, its business and operations and the risks, challenges and opportunities it faces. In addition, Mr. Rockwell brings to the Board more than forty years of experience with strategic planning, acquisitions and integration, marketing, finance and accounting, operations and risk management, having served in numerous executive and director positions at other public and private companies before joining ExOne.

Lloyd A. Semple	80	Mr. Semple began serving on our Board on February 5, 2013 and currently serves as our Lead Director. He served as a professor of law at the Detroit Mercy School of Law in Detroit, Michigan from 2004 through his retirement in 2015 (serving as its dean from 2009 to 2013). Prior to 2004, he practiced law at Dykema Gossett, a Detroit-based law firm, where he was Chairman and Chief Executive Officer from 1995 to 2002. He has served as outside counsel and director for several business enterprises. He was a director of Argon ST from 2004 to 2010. Mr. Semple brings to the Board extensive legal and corporate governance expertise and experience from his nearly forty-year career as an attorney in private practice, where he focused primarily on general corporate matters, mergers and acquisitions, and financial markets and services. His extensive service as counsel and director of several businesses has been extremely beneficial as he serves as the Lead Director of our Board.

Name	Age	Experience and Qualification

William F. Strome	65	Mr. Strome began serving on our Board on May 4, 2015. Since August 2015, Mr. Strome has served as an adjunct professor at the John F. Donahue Graduate School of Business, Duquesne University. Mr. Strome also currently serves on the boards of the Merle E. Gilliand & Olive Lee Gilliand Foundation and Aspinwall Riverfront Park. From October 2014 to July 2017 (when the company was sold), Mr. Strome served as a director of FBR & Co. (“FBR”), a publicly traded company providing investment banking, merger and acquisition advisory, institutional brokerage, and research services. He also served as a member of the audit committee of FBR’s board. Mr. Strome previously served as Senior Vice President, Finance & Administration of RTI International Metals, Inc. (“RTI”), from November 2007 until his retirement in April 2014, during which time RTI was a NYSE-listed global supplier of advanced titanium products primarily to the commercial aerospace market. He led the public company’s strategic planning activities, acquisition and divestiture initiatives, and capital procurement as well as investor relations and treasury functions. He was also responsible for RTI’s information technology and insurance functions. In 2006 and 2007, prior to joining RTI, Mr. Strome was a principal at Laurel Mountain Partners where he focused on raising acquisition financing for its principal portfolio company — Liberty Waste Services. From 2001 to 2006, Mr. Strome was a Senior Managing Director in FBR’s Investment Banking group. From 1997 to 2001, he served as a Managing Director of the capital markets broker-dealer of PNC Financial Services Group, Inc. (NYSE: PNC), focusing on mergers and acquisitions as well as strategic advisory services, and from 1981 to 1997, he served as Deputy General Counsel and Corporate Secretary at PNC. Mr. Strome holds an undergraduate degree in Economics from Northwestern University and a J.D. and M.B.A. from the University of Pittsburgh. Mr. Strome brings a high level of financial, strategic and corporate governance expertise to the Board based on his experience as a senior financial executive officer of RTI, including leading its treasury functions, as a Senior Managing Director in FBR’s Investment Banking group, and as Deputy General Counsel and Corporate Secretary of PNC. In addition, Mr. Strome also has prior experience serving on a public company’s board and audit committee. The Board has determined that Mr. Strome’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

Name	Age	Experience and Qualification

Roger W. Thiltgen	69	Mr. Thiltgen began serving on our Board on August 8, 2018. Since 1992, he has been majority owner and President of Tanglewood Resort Properties Inc., which operates a Resort Hotel, Conference Center and Real Estate Development in North Texas. Mr. Thiltgen also currently serves as President of Champion Resources Inc., a privately held investment company dealing primarily with oil and gas and real estate investments, a position he has held since 1986. From 2014 to 2017, Mr. Thiltgen served as the managing member of Puris LLC, a firm primarily engaged in the manufacture of titanium powder, and to a lesser extent in printing titanium powder utilizing binder jetting 3D printers provided by ExOne. Additionally, Mr. Thiltgen previously served as a board member and Manager of Corporate Development for Astrotech International Corporation, formerly listed on the American Stock Exchange, a company that manufactured, repaired, and serviced above ground storage tanks for the oil and gas industry (1989-1996). He was also Co-Founder and President of HMT Inc., an engineering and consulting company that was acquired by Astrotech (1978-1989). At HMT, he received three U.S. patents for emission control devices manufactured and sold by HMT. Mr. Thiltgen holds a B.S. in Civil Engineering from The University of Wisconsin-Platteville. The Board has determined that Mr. Thiltgen’s technical knowledge, experience with the Company’s machines, and background in emerging technology businesses will assist the Board as it makes decisions to further advance binder jetting technology for industrial applications.

Bonnie K. Wachtel	64	Ms. Wachtel began serving on our Board on February 12, 2013. She has been a principal and director of Wachtel & Co., Inc., an investment firm in Washington, D.C. involved with the development of growing companies, since 1984. Ms. Wachtel has been a director of VSE Corporation (Nasdaq: VSEC), a provider of engineering services principally to the federal government, since 1991 and of Information Analysis Inc., a provider of information technology technical services, since 1992. Her industry experience includes current service on the Advisory Committee for the National Market System Consolidated Audit Trail, LLC, an entity created by order of the SEC, and past service on the Hearings Panel for Nasdaq Listing Qualifications (2006 to 2016). She practiced law at Weil, Gotshal & Manges in New York from 1980 to 1984. Ms. Wachtel brings substantial corporate governance and regulatory compliance expertise to our Board, having served as a director for more than a dozen public and private corporations and on the Hearings Panel for Nasdaq Listing Qualifications. She also worked for years as an attorney in private practice, during which time she focused primarily on business law, corporate finance and securities law. In addition, Ms. Wachtel holds an M.B.A. in Finance from the University of Chicago and is a Certified Financial Analyst. As such, she brings significant expertise to the Board (and our Audit Committee, on which she serves) in the areas of financial analysis and reporting, internal auditing and controls and risk management oversight.

EXECUTIVE OFFICERS OF EXONE

The following table and the discussion below provide information about our executive officers as of March 16, 2020. Each elected officer holds office until his or her successor has been duly elected or until his or her earlier death, resignation or removal.

Name	Age	Positions and Offices Held with ExOne
John F. Hartner	57	Chief Executive Officer
Loretta L. Benec	49	General Counsel and Corporate Secretary
Charlie Grace	54	Chief Customer Officer
Rick Lucas	54	Chief Technology Officer
Douglas D. Zemba	40	Chief Financial Officer and Treasurer

John F. Hartner — Mr. Hartner’s biography is set forth under “Proposal No. 1 — Election of Directors” above.

Loretta L. Benec — Ms. Benec has served as our General Counsel and Corporate Secretary since October 2017. Beginning in November 2016, Ms. Benec has provided corporate and commercial legal services as General Counsel to Cumberland Highstreet Partners, Inc., a manufacturing consulting business. Previously, Ms. Benec was Assistant General Counsel for RTI International Metals, Inc. (now Arconic Inc.), a NYSE-listed global supplier of advanced titanium products primarily to the commercial aerospace market, from July 2010 to August 2015, and also served as its Secretary from April 2013 to August 2015 and as its Director of Corporate Governance from July 2010 to April 2013. Prior to RTI, Ms. Benec enjoyed a more than twelve-year career in the law department of H. J. Heinz Company (now The Kraft Heinz Company), a NYSE-listed global packaged food company. Ms. Benec received a B.A. in History with High Honors, cum laude, from Dartmouth College in 1992 and a J.D., cum laude, from the University of Pittsburgh School of Law in 1995.

Charlie Grace — Mr. Grace has served as our Chief Customer Officer since May 15, 2019. As Chief Customer Officer, Mr. Grace is focused on serving the Company’s 3D printing machine products, services customers and potential customers. Mr. Grace has over 25 years of experience in working with customers to transform analog processes into robust digital solutions within the graphic communications and additive manufacturing markets. From January 2018 through May 2019, Mr. Grace was Senior Vice President-US Production Business for Xerox Corporation, responsible for the sales strategy, execution and customer engagement of the Production Systems portfolio across the United States. In this leadership position, he led the go-to-market initiatives of the entire suite of production offerings, including color and monochrome, inkjet presses and workflow solutions. From September 2015 to October 2017, Mr. Grace was Chief Revenue Officer for 3D Systems Corporation, a global 3D printer, materials and services business, where he led the go-to-market strategy and product roadmap, and managed an international team of direct reports. Prior to 3D Systems, Mr. Grace worked for over 16 years at Electronics for Imaging, Inc. in a series of leadership positions, ultimately serving as Vice President, Americas from 2007 to September 2015. Mr. Grace earned an MBA in Finance from the Gabelli School of Business at Fordham University in New York City and a BA from St. Michael’s College in Vermont.

Rick D. Lucas — Mr. Lucas has served as our Chief Technology Officer since June 2012. Prior to joining ExOne, he held various positions from October 2001 to June 2012 at Touchstone Research Laboratory, a broad-based product development research facility that focuses on the development of next-generation materials and products, where he directed operations and research activities and served as Director of Operations from March 2010 to June 2012. From November 1989 to October 2001, Mr. Lucas managed product development for Lake Shore Cryotronics, a privately held developer of cryogenic temperature sensors and other instrumentation. He currently is serving on the Governance Board for the National Additive Manufacturing Innovation Institute (NAMII), an additive manufacturing center.

Douglas D. Zemba — Mr. Zemba has served as our Chief Financial Officer and Treasurer since July 2018, and as our Chief Accounting Officer since March 2013. Mr. Zemba joined the Company in January 2013 as Director of Finance shortly before the Company’s initial public offering in February 2013. Prior to joining the Company, Mr. Zemba was a Senior Manager in the Assurance practice of the Pittsburgh, Pennsylvania office of PricewaterhouseCoopers LLP (“PwC”). Mr. Zemba joined PwC in 2003 holding various positions within the Assurance practice servicing both public and private clients in the manufacturing, industrial products, and metals industries. Mr. Zemba received a B.S. in Accounting from the Pennsylvania State University in 2002.

CORPORATE GOVERNANCE

Highlights of Our Corporate Governance Practices

Our Board is committed to establishing and maintaining corporate governance policies and practices that are appropriate for a company like ExOne. Highlights of our implemented measures include:

•	Independent Lead Director and use of independent committees to ensure a balanced process;

•	Annual election of directors;

•	Majority voting standard for non-contested election of directors;

•	Supermajority of independent directors on the Board (5 out of 8 independent directors upon election at 2020 Annual Meeting);

•	100% independent members on Audit, Compensation and Nominating and Governance Committees;

•	Stock ownership and retention policy for directors and executive officers;

•	Anti-hedging and anti-pledging policies for directors, officers and employees;

•	Clawback policy for restatement of financial statements;

•	Succession and executive talent planning at the Board level;

•	Ethics policy, whistleblower policy and international policies on import and export matters;

•	Process for review and approval of related person transactions;

•	Board compensation in form and amount appropriate for our size and state of development; and

•	Annual Board self-evaluation process.

Structure and Size of the Board

Our Board may establish the authorized number of directors from time-to-time by resolution, as permitted under our Bylaws. Currently, the Board has established that the Board will have seven (7) members. The Board has determined to increase the size of the Board to eight (8) members effective as of May 13, 2020, the date of the 2020 Annual Meeting. Our current directors and Mr. Hartner, our new director nominee, if elected at the Annual Meeting, will serve until the 2021 Annual Meeting of Stockholders, until his or her successor has been elected or qualified, or until his or her earlier death, resignation or removal.

Independence of the Board and Committees

A majority of our directors are independent under the applicable rules of Nasdaq. The Board determined in February 2020 that Messrs. Pashke, Semple, Strome and Thiltgen, and Ms. Wachtel, each qualify as an independent director in accordance with the published listing requirements of Nasdaq.

As required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and ExOne with regard to each director’s business and personal activities as they may relate to us and our management.

Upon the election of the directors at the 2020 Annual Meeting, we will have five (5) out of eight (8) independent directors on the Board, and the Audit, Compensation and Nominating and Governance Committees will have only independent members.

Board Leadership Structure and our Independent Lead Director

As the founder of the Company and former Chief Executive Officer and Executive Chairman, the Board believes that Mr. Rockwell is uniquely positioned to serve as Chairman and continue to take the lead on strategic planning for the Company and leading the Board by setting Board agendas and presiding at Board meetings.

The Board also has elected Mr. Semple to serve as the Lead Director of our independent directors, which is an important role for our Company because he provides leadership to the Board if circumstances arise in which Mr. Rockwell (who is also a significant stockholder) may be, or may be perceived to be, in conflict with the Company. As the Lead Director, Mr. Semple also:

•	Presides at executive sessions of the independent directors;

•	Regularly meets with and assists Mr. Rockwell in preparing for meetings of the Board;

•	Chairs certain meetings when the Chairman is not in attendance;

•	Serves as a liaison between the other independent directors and Mr. Rockwell;

•	Guides the Board’s governance processes, including annual self-evaluations, succession planning and other governance related matters;

•	May call meetings of the independent directors in his discretion;

•	Makes himself available for consultation and direct communication with our major stockholders; and

•	Performs any other functions as the Board may direct.

Each meeting of the Board includes a meeting of the independent directors (led by our Lead Director), which takes place without any members of management or employees present.

Risk Oversight Management

Our management is responsible for the day-to-day management of the risks that we face including, without limitation, strategic, financial, operational, legal/compliance and reputational risks.

Our Board, as a whole, has responsibility for the oversight of enterprise risk management, and our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management and independent auditors. The Board’s and Audit Committee’s oversight roles are supported by management reporting processes that are designed to provide the Board and the Audit Committee insight into the identification, assessment and management of critical risks. The Board receives regular updates related to risks and risk management.

Approach to Environmental, Social & Governance Issues

From its inception, the Company has recognized, and been driven by, the sustainability benefits that our binder jet 3D printing process delivers over traditional subtractive manufacturing methods. Our technology fabricates parts and products with reduced waste and simultaneously enables all-new lightweight designs that were not previously manufacturable. Binder jetting can also produce parts at high speeds and volumes that can enable widespread use of this sustainable technology.

In 2020, we created a committee of senior executives to oversee the Company’s environmental, social and governance (“ESG”) initiatives and disclosures. In the next twelve months, the ESG committee will be focused primarily on environmental sustainability by gathering data and information, including establishing baselines that will be measured in the future, regarding

•	Reduction of waste, including hazardous waste,

•	Reduced carbon and energy usage, and

•	Recycling powders and safety.

The ESG committee will also research and choose a reporting standard and develop disclosures for our website.

Information Regarding the Board and its Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. In addition, from time to time our Board establishes ad-hoc committees to address potential financings or transactions, and other matters.

The following table provides membership information for the Audit, Compensation and Nominating and Governance Committees as of March 16, 2020:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
S. Kent Rockwell
John Irvin
Gregory F. Pashke	X		X
Lloyd A. Semple (Lead Director)		X	C
William F. Strome	C	X	X
Roger W. Thiltgen		X	X
Bonnie K. Wachtel	X	C

C	Denotes committee chair.

Below is a description of the Audit, Compensation and Nominating and Governance Committees of the Board. A copy of the charter for each such committee is posted on our website at www.exone.com under the Corporate Governance section and within the Investor Relations section.

During 2019, the Board met nine (9) times. During that period, each director attended 75% or more of the total meetings of the Board and the committees on which he or she served.

Audit Committee

The Audit Committee of our Board assists the Board in overseeing:

•	The integrity of our financial statements;

•	The effectiveness of our internal control over financial reporting;

•	Our compliance with legal and regulatory requirements;

•	The independence, qualifications and performance of our independent registered public accounting firm;

•	Our processes and procedures relating to risk assessment and risk management; and

•	Review and approval of significant related person transactions.

During 2019, the Audit Committee met seven (7) times. The current members of the Audit Committee are Messrs. Pashke and Strome and Ms. Wachtel, each of whom is independent for Audit Committee purposes under the rules and regulations of the SEC and the listing standards of Nasdaq. Mr. Strome currently chairs the Audit Committee.

The Board has determined that Mr. Strome is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K and that he, therefore, also satisfies the “financial sophistication” requirement of the Nasdaq rules. The designation does not impose on Mr. Strome any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board.

Compensation Committee

The Compensation Committee is charged with the following responsibilities, among others:

•

Reviewing and approving annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	Reviewing and making recommendations regarding the compensation of all other executive officers;

•

Administering and making recommendations to the Board with respect to our 2013 Equity Incentive Plan (including any plans adopted under the 2013 Equity Incentive Plan) and any other compensation plans;

•	Reviewing and approving the executive compensation information included in ExOne’s Annual Report and Proxy Statement;

•

Reviewing and approving or providing recommendations with respect to any employment agreements or severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executive officers;

•	Determining stock ownership guidelines for the Chief Executive Officer and other executive officers and monitoring compliance with such guidelines;

•	Reviewing and approving or providing recommendations with respect to all employee benefit plans;

•

Reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•	Reviewing and recommending for Board approval the proposals regarding “say-on-pay” and the frequency of the “say-on-pay” vote; and

•	Developing and recommending to the Board for approval officer succession plans and monitoring and updating such plans as needed.

During 2019, the Compensation Committee met six (6) times. The current members of our Compensation Committee are Messrs. Semple, Strome, Thiltgen and Ms. Wachtel, each of whom is independent for Compensation Committee purposes under the rules and regulations of the SEC and the listing standards of Nasdaq. Ms. Wachtel currently chairs the Compensation Committee. Each of the members also is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and participates in the Compensation Committee’s deliberations about the compensation of the other executive officers and key employees.

In 2019, the Compensation Committee did not engage an independent compensation consultant to advise it.

The Compensation Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee reviews its charter annually to ensure that it complies with Nasdaq listing requirements.

Compensation Committee Interlocks and Insider Participation

None of Ms. Wachtel, Mr. Strome, Mr. Semple or Mr. Thiltgen, the current members of our Compensation Committee, has been an officer or employee of ExOne. None of our executive officers has served as a member of a compensation committee or the board of directors of any other entity that has an executive officer serving as a member of our Board or our Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee of our Board is charged with the following responsibilities, among others:

•

Determining qualifications, qualities, skills, and other expertise required to be a director and developing and recommending to the Board for its approval, criteria to be considered in selecting nominees for director;

•	Identifying and recommending candidates to fill vacancies on the Board and for election by the stockholders;

•	Recommending committee assignments for directors;

•	Monitoring and assessing the performance of the Board and individual non-employee directors;

•	Reviewing compensation received by directors for service on the Board and its committees; and

•	Developing and recommending to the Board appropriate corporate governance policies, practices and procedures for our Company.

During 2019, the Nominating and Governance Committee met three (3) times. The current members of our Nominating and Governance Committee are Messrs. Semple, Pashke, Strome and Thiltgen, each of whom is independent under the listing standards of Nasdaq. Mr. Semple currently chairs the Nominating and Governance Committee.

Director Nomination Process

The Nominating and Governance Committee believes that members of the Board should have certain minimum qualifications, including having the highest professional and personal ethics and values, broad experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value, and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Nominating and Governance Committee also considers such other guidelines and various relevant career experience, relevant skills, financial expertise, diversity and local and community ties. While we do not maintain a formal policy requiring the consideration of diversity in identifying nominees for director, diversity is, as noted above, one of the factors our Nominating and Governance Committee considers in conducting its assessment of director nominees. We view diversity expansively to include those attributes that we believe will contribute to a Board that, through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes, is best able to guide ExOne and its strategic direction. Candidates for director nominees are reviewed in the context of the current make-up of the Board. The Nominating and Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Governance Committee will consider director candidates recommended by stockholders, although a formal policy has not been adopted with respect to consideration of such candidates because stockholder recommendations may be informally submitted and considered by the Nominating and Governance Committee under its charter. Director candidates recommended by stockholders will be evaluated by the Nominating and Governance Committee using the same criteria as candidates identified by the Board or the Nominating and Governance Committee for consideration. If a stockholder of ExOne wishes to recommend a director candidate for consideration by the Nominating and Governance Committee, the stockholder should refer to page 6 of this Proxy Statement for information regarding advance notice. The stockholder recommendation should be delivered to the Corporate Secretary of ExOne at our principal executive offices and should include:

•

To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a nominee for election to the Board;

•	The director candidate’s written consent to (i) if selected, be named in ExOne’s Proxy Statement and proxy; and (ii) if elected, serve on the Board; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

Code of Ethics and Business Conduct

Our Board has adopted a code of ethics and business conduct. The code of ethics and business conduct applies to all of our employees, officers and directors. The full text of our code of ethics and business conduct is posted on our website at www.exone.com under the Corporate Governance section within the Investor Relations section. We will disclose any future amendments to the code of ethics and business conduct that relate to our executive officers on our website, as well as any waivers of the code of ethics and business conduct that relate to the executive officers of ExOne.

Stockholder Communications with the Board

Stockholders may communicate with our Board, either generally or with a particular director, by writing to the following address:

The Board of Directors

c/o General Counsel and Corporate Secretary

The ExOne Company

127 Industry Boulevard

North Huntingdon, PA 15642

Each such communication should set forth (i) the name and address of such stockholder, as they appear on ExOne’s books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of ExOne’s stock that are owned of record by such record holder and beneficially by such beneficial owner.

The person receiving such stockholder communication shall, in consultation with appropriate members of the Board as necessary, generally screen out communications from stockholders to identify communications that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board and ExOne.

Attendance at Annual Meeting of Stockholders by the Board

We do not have a formal policy regarding attendance by members of the Board at our Annual Meeting of Stockholders. All then-current directors and director nominees attended the 2019 Annual Meeting of Stockholders. Directors and director nominees are encouraged, but not required, to attend the 2020 Annual Meeting of Stockholders.

Anti-Hedging Policy

All of our employees, officers and directors are prohibited (in our Insider Trading Policy) from (i) entering into hedging or monetization transactions or similar arrangements with respect to the Company securities, (ii) making short sales of the Company’s securities, and (iii) purchasing or selling options, puts, calls, or other derivative securities that are directly linked to the Company’s securities. The Company’s securities include the Common Stock, warrants, options and any other securities that the Company may issue, such as preferred stock, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities, whether or not issued by the Company.

TRANSACTIONS WITH RELATED PERSONS

Approval of Related Person Transactions

Under its written policy, The ExOne Company Policy and Procedures with Respect to Related Person Transactions, ExOne will enter into or ratify related person transactions involving more than $50,000 only when the Board, acting through the Audit Committee, has determined that the transaction in question is in, or is not inconsistent with, the best interests of ExOne. Prior to entering into a related person transaction, the related person is required to provide notice to ExOne’s General Counsel of the facts and circumstances of the transaction. Upon determining that the proposed transaction involves an amount greater than $50,000 and is a related person transaction, the proposed transaction will be submitted to the Audit Committee for consideration. The Audit Committee will consider all relevant facts and circumstances and approve only those related person transactions that are in the best interests of ExOne and its stockholders. “Related persons” under the policy include (i) any person who is, or at any time since the beginning of ExOne’s last fiscal year was, a director, director nominee or executive officer of ExOne, (ii) any person who is known to be the beneficial owner of more than 5% of any class of ExOne’s voting securities, and (iii) any immediate family member of any of the foregoing persons.

Related Person Transactions

Revolving Credit Facility with LBM Holdings, LLC

On March 12, 2018, the Company and its ExOne Americas LLC and ExOne GmbH subsidiaries, as guarantors (collectively, the “Loan Parties”), entered into a Credit Agreement and related ancillary agreements with LBM Holdings, LLC (“LBM”), a company controlled by Mr. Rockwell, who was the Executive Chairman of the Company (a related person) at such date and effective June 20, 2018, became the Chairman and Chief Executive Officer of the Company, relating to a $15,000,000 revolving credit facility (the “Original Credit Agreement”) to provide additional funding to the Company for working capital and general corporate purposes. The Original Credit Agreement provided a credit facility for a term of three years (through March 12, 2021), bearing interest at a rate of one month LIBOR plus an applicable margin of 500 basis points ( 6.8% at December 31, 2019 and 7.5% at December 31, 2018). The Original Credit Agreement required a commitment fee of 75 basis points, or 0.75%, on the unused portion of the facility, payable monthly in arrears. In addition, an up-front commitment fee of 125 basis points, or 1.25% (approximately $187,500), was required at closing. Borrowings under the Original Credit Agreement were collateralized by the accounts receivable, inventories and machinery and equipment of the Loan Parties.

On February 18, 2020, the Loan Parties and LBM entered into a First Amendment to the Credit Agreement (the “Amendment”) which (i) reduced the available capacity under the revolving credit facility to $10,000,000, (ii) extended the term of the credit facility until March 31, 2024, (iii) increased the commitment fee to 100 basis points, or 1.00%, on the unused portion of the revolving credit facility, and (iv) provided a process for the replacement of the LIBOR index after 2021. In addition, the accounts receivable of Exone GmbH no longer serve as collateral for borrowings under the amended revolving credit facility.

Borrowings under the credit facility are required to be made in minimum increments of $1,000,000. The Company may terminate or reduce the credit commitment at any time during the term of the amended Credit Agreement without penalty. The Company may also make prepayments against outstanding borrowings under the amended Credit Agreement at any time without penalty.

The Company does not consider the Credit Agreement, as amended, indicative of a fair market value lending, as LBM was determined to be a related person based on common control by Mr. Rockwell. Mr. Rockwell is the indirect sole owner of LBM. Prior to execution, each of the Credit Agreement and the Amendment was reviewed and approved by the Audit Committee, in accordance with The ExOne Company Policy and Procedures with Respect to Related Person Transactions, and subsequently by a sub-committee of independent members of the Board. At the time of execution of the original Credit Agreement, the $15,000,000 in available loan proceeds were deposited into an escrow account with an unrelated, third party financial institution acting as escrow agent pursuant to a separate Escrow Agreement by and among the parties. Loan proceeds held in escrow are available to the Company upon its submission to the escrow agent of a loan request. Such proceeds will not be available to LBM until payment in-full of the obligations under the Credit Agreement and termination of the Credit Agreement. Payments of principal and other obligations will be made to the escrow agent, while interest payments will be made directly to LBM. Provided there exists no potential default or event of default, the Credit Agreement and Escrow Agreement prohibit any acceleration of repayment of any amount outstanding under the Credit Agreement and prohibit termination of the Credit Agreement or withdrawal from escrow of any unused portion of the available loan proceeds.

There were no borrowings under the Credit Agreement from March 12, 2018 (inception) through December 31, 2018. During 2019, the Company had borrowings of $4,000,000 under the Credit Agreement, all of which were subsequently repaid prior to December 31, 2019. At inception of the credit facility, December 31, 2018 and December 31, 2019, the total estimated value of collateral was in significant excess of the maximum borrowing capacity under the Credit Agreement.

During the period from March 12, 2018 (inception) through December 31, 2018, in addition to the approximately $187,500 that the Company paid at inception for the up-front commitment fee, the Company incurred approximately $90,000 in commitment fees on the unused portion of the credit facility, of which $80,000 was paid at December 31, 2018. The remaining amount payable at December 31, 2018 was subsequently paid by the Company in January 2019. During the year ended December 31, 2019, the Company incurred approximately $66,000 in interest expense and $106,000 in commitment fees on the unused portion of the credit facility, of which $144,000 was paid at December 31, 2019. The remaining amount payable at December 31, 2019 was subsequently paid by the Company in January 2020.

DIRECTOR COMPENSATION

2019 Director Compensation

Our Nominating and Governance Committee of the Board is responsible for reviewing and setting the compensation of our directors. The Nominating and Governance Committee approved, and our non-employee directors received, the following compensation for 2019:

•	Annual cash retainer of $50,000;

•	Annual fee for Chair of the Audit Committee of $5,000;

•	Annual fee for Chair of the Compensation Committee of $5,000;

•	Annual fee for the Lead Director of $5,000;

•	Grant of 5,000 shares of restricted stock to each non-employee director serving on February 6, 2019, which fully vested on February 6, 2020; and

•	Grant of 7,500 shares of restricted stock to the Chairman of the Board (effective May 15, 2019), which fully vested on February 6, 2020 (see below).

For his continuing role as Chairman of the Board, Mr. Rockwell became eligible to receive the $50,000 annual cash retainer payable to non-employee directors, and a restricted stock award in the amount of 7,500 shares (annualized) for 2019, on May 15, 2019, after stepping down as Chief Executive Officer. On May 15, 2019, the Board granted to Mr. Rockwell 5,500 shares of restricted stock representing the approximate pro rata portion of the 7,500 restricted stock award for 2019, which shares fully vested on February 6, 2020.

The following table shows the compensation paid to our non-employee directors in 2019.

Director	Fees paid in cash ($)(1)	Stock award ($)(2)	Total ($)
S. Kent Rockwell(3)	$31,319	$45,265	$76,584
John Irvin	$50,000	$49,450	$99,450
Gregory F. Pashke	$50,000	$49,450	$99,450
Lloyd A. Semple	$55,000	$49,450	$104,450
William F. Strome	$55,000	$49,450	$104,450
Roger W. Thiltgen	$50,000	$49,450	$99,450
Bonnie K. Wachtel	$55,000	$49,450	$104,450

(1)	This column includes the annual cash retainer paid to each non-employee director and annual fees paid to each designated committee Chair.
(2)

For Messrs. Irvin, Pashke, Semple, Strome and Thiltgen and Ms. Wachtel, based on a closing price of $9.89 of the Common Stock on February 6, 2019, the date of the grant. For Mr. Rockwell, based on a closing price of $8.23 of the Common Stock on May 15, 2019, the date of the grant for his restricted stock award. Aggregate grant date fair value of stock award was computed in accordance with FASB ASC Topic 718 and using the valuation methodology for equity awards set forth in Note 16 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. As of December 31, 2019, each of Messrs. Irvin, Pashke, Semple, Strome, Thiltgen and Ms. Wachtel owned 5,000 shares of unvested restricted stock, and Mr. Rockwell owned 11,500 shares of unvested restricted stock.

(3)

Mr. Rockwell, Chairman of the Board, became eligible to receive the $50,000 annual cash retainer payable to non-employee directors, and a restricted stock award in the amount of 7,500 shares (annualized) for 2019, on May 15, 2019, after stepping down as Chief Executive Officer.

Stock Ownership and Retention Policy

The Compensation Committee has adopted a stock ownership and retention policy that requires our directors to retain 50% of all shares received on the vesting of equity awards (net of any shares withheld or sold to pay exercise price or taxes). All shares must be retained for a period of at least one year after vesting. Once the one-year period has ended, directors may sell shares so long as the director holds 50% of all shares received in the vesting of the equity award and a total minimum value equal to two times such director’s annual retainer.

Anti-Hedging and Anti-Pledging Policies

See pages 22 and 33 for a description of the Company’s anti-hedging and anti-pledging policies applicable to directors.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ending December 31, 2020, and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Schneider Downs & Co., Inc. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm. However, the Board is submitting the appointment of Schneider Downs & Co., Inc. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of ExOne and our stockholders.

Vote Required

Ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2020, requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter. Stockholders may cast their votes “For” or “Against”, or may abstain from voting, with respect to this Proposal No. 2. Abstentions will have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they will not affect the outcome of this proposal. The proxy holders intend to vote all proxies received by them “For” the ratification of the appointment of Schneider Downs & Co., Inc. unless otherwise instructed.

The Board Recommends a Vote “FOR” the Ratification of the Appointment of Schneider Downs & Co., Inc. as ExOne’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2020.

PROPOSAL NO. 3 — AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board believes that it is a best corporate governance practice to allow stockholders, by majority vote, to determine their directors, and that it is consistent with that practice to allow for the removal of directors with or without cause by a majority vote of the stockholders. Therefore, the Board is recommending that the FIFTH article of the Company’s Certificate of Incorporation be amended to specifically provide for the removal of directors with or without cause by majority vote of the stockholders, as follows:

(c) Removal of Directors. No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except ~~for cause, and then only~~ by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. ~~Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.~~ Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in this Certificate of Incorporation or the Board of Directors’ resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of this Certificate of Incorporation or that Board of Directors’ resolution. The foregoing provisions are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders of such series of Preferred Stock.

Under the current Certificate of Incorporation, a director may only be removed from office by the requisite vote of the stockholders and only for “cause” (as defined in the Certificate of Incorporation). The effect of the proposed amendment to the Certificate of Incorporation would be to allow directors to be removed for any reason with the requisite stockholder vote.

Vote Required

Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of at least 75% of the voting power of all outstanding shares of capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class. Stockholders may cast their votes may cast their votes “For” or “Against”, or may abstain from voting, with respect to this Proposal No. 3. Abstentions and broker non-votes will have the same effect as “Against” votes. The proxy holders intend to vote all proxies received by them “For” the approval of the amendment to the Certificate of Incorporation unless otherwise instructed.

The Board Recommends a Vote “FOR” the Approval of the Amendment to the Certificate of Incorporation.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Committee and management provide the following Compensation Discussion and Analysis on a voluntary basis.

Disclosure about executive compensation is required in this Proxy Statement for:

•	each person who served as our Chief Executive Officer in 2019 (John F. Hartner and S. Kent Rockwell), and

•	each of the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2019 (Charlie Grace and Douglas Zemba).

For purposes of this discussion and throughout the Proxy Statement, we define “Named Executive Officers” to include Messrs. Hartner, Rockwell, Grace and Zemba. Any references to “executive officers” include the executive officers listed in “Executive Officers of ExOne” section of this Proxy Statement.

Pay Philosophy

The Compensation Committee has responsibility for reviewing the compensation of ExOne’s Chief Executive Officer as well as the other executive officers of the Company and making recommendations about this compensation to the Board.

In February 2018, the Compensation Committee codified ExOne’s compensation goals and governing principals through adoption of a written Pay Philosophy Governing Executive Compensation (the “Pay Philosophy”), which it has reviewed and amended annually. As described in the Pay Philosophy, ExOne’s compensation program has three principal goals:

1.	To attract and retain executives who can excel in our innovative, fast-changing and competitive industry;

2.	To align the interests of management with creation of long-term stockholder value; and

3.	To motivate and reward management for performance that advances ExOne’s goals.

These goals are balanced and aligned with our plans to conserve cash for operations while the Company advances towards generating positive cash flows from operations.

Our compensation plan relies on a mix of base salary, bonus and equity compensation. The philosophy behind each component of executive officer compensation is as follows:

•

Salary. Salary is paid to attract and retain qualified executives, to recognize consistent good performance over a number of years, and to provide a base level of income regardless of fluctuations in the Company’s stock price and performance. Our executive salaries are intended to be set at or below comparable positions in industry.

•

Bonus. The Company’s bonus opportunity is currently in the form of an annual incentive program intended to motivate and reward performance over a fiscal year with reference to predetermined financial or other objectives, payable in cash, equity or a combination thereof under our 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”).

•

Long-Term Equity Incentives. Our long-term incentives are typically granted in the form of restricted stock or stock options under our 2013 Equity Incentive Plan. They are intended to reward executives for the creation of stockholder value as reflected in a higher Company stock price and are also intended to encourage retention of high performing executives over a number of years.

•	Benefits. We provide our executives with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program.

•

Retirement Benefits. Our executives may participate in the Company’s 401(k) defined contribution employee savings and investment plan, in which the Company currently makes discretionary matching contributions of 50% of the first 8% of an executive’s base salary, subject to applicable Internal Revenue Code limits and in accordance with plan documents. ExOne does not offer a pension plan or a supplemental retirement plan.

•

Limited Perquisites. The Company does not provide any perquisites to its executives other than a company contribution to a 401(k) retirement plan described above, and in 2019, the Company provided reimbursement for personal commuting and living expenses for the first six months of employment for Messrs. Hartner and Grace in accordance with their respective offer letters.

Significant Equity Ownership Creates Strong Alignment Between Our Leadership and Our Stockholders

We believe that the interests of ExOne’s executive officers are strongly aligned with the interests of our stockholders through equity ownership. Our Chairman and former Chief Executive Officer, Mr. Rockwell, is ExOne’s largest beneficial owner (as the beneficial owner of approximately 27.6% of our outstanding Common Stock as of March 16, 2020). In addition, certain of our other executive officers have invested their own money in ExOne and all of them have been granted equity incentive awards for their service to the Company. This ownership provides a strong foundation of alignment between ExOne stockholders and the ExOne management team. In addition, the Compensation Committee has adopted a stock ownership and retention policy applicable to our Section 16 executive officers, among others, which is described below under “Stock Ownership and Retention Policy and Equity Grant Practices”.

2019 Compensation Considerations

For 2019, our Named Executive Officers received a combination of base salary and annual and long-term equity incentive awards. In addition, certain equity awards were made in connection with Mr. Hartner’s promotion and Mr. Grace’s commencement of employment as more fully described in “Employment Arrangements with Named Executive Officers” below.

Salary for each of our Named Executive Officers is based on the scope of the individual’s responsibility, leadership skills, performance and length of service. All four of our Named Executive Officers had salary changes on May 15, 2019, related to changes in leadership. Mr. Rockwell received a salary of $300,000 while serving as Chief Executive Officer until he stepped aside on May 15, 2019, and was no longer an employee. Also on May 15, 2019, Mr. Hartner’s salary was increased to $375,000 upon his election as Chief Executive Officer, Mr. Grace’s starting salary for his role as Chief Customer Officer was established at $250,000, and Mr. Zemba’s salary as Chief Financial Officer was increased to $250,000.

The Compensation Committee made no awards pursuant to the 2019 annual incentive program (described further below).

In 2019, the Compensation Committee elected to award discretionary stock options to Messrs. Hartner, Grace and Zemba as incentive awards with the goal of further aligning the interests of our executives with those of our stockholders as well as to retain and reward the executives for creating long-term value for our stockholders. See “— Summary Compensation Table” and “— Outstanding Equity Awards at December 31, 2019” for more information about these option awards.

2013 Equity Incentive Plan

The Board adopted our 2013 Equity Incentive Plan on January 24, 2013. The 2013 Equity Incentive Plan was approved by stockholders on August 19, 2013. The purpose of the 2013 Equity Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of ExOne and its subsidiaries, by offering them an opportunity to participate in ExOne’s future performance through the grant of awards. The 2013 Equity Incentive Plan permits a variety of awards to be made at the discretion of the Compensation Committee including stock options, restricted stock, restricted stock units, stock bonus awards, performance awards and stock appreciation rights. The 2013 Equity Incentive Plan will terminate January 24, 2023, unless it is terminated earlier by our Board. The 2013 Equity Incentive Plan is administered by the Compensation Committee. Equity grants under the 2013 Equity Incentive Plan are generally granted during an open trading window in accordance with our Insider Trading Policy. No person is eligible to receive more than 100,000 shares in any calendar year under the 2013 Equity Incentive Plan, except that ExOne may choose to issue a new employee up to 500,000 shares under the plan in the calendar year in which the employee commences employment. The total grant pool is determined with reference to industry practice and impact on the Company’s capitalization. Total awards under the 2013 Equity Incentive Plan are limited by share count of no more than 1,992,241 shares, which was 15% of the Company’s total outstanding shares immediately following its initial public offering. Individual awards are determined on a discretionary basis, principally with reference to an executive’s responsibility, salary structure and performance. Restricted stock awarded under the 2013 Equity Incentive Plan is granted at fair market value and the exercise price of each stock option awarded under the 2013 Equity Incentive Plan is the closing price of the Common Stock on the date of grant. Equity grants are subject to vesting requirements as determined by the Compensation Committee.

See “— Summary Compensation Table” and “— Outstanding Equity Awards at December 31, 2019” for information about the awards made to the Named Executive Officers in 2019 under the 2013 Equity Incentive Plan.

2019 Annual Incentive Program

On February 6, 2019, the Compensation Committee adopted the 2019 senior executive annual incentive program (the “2019 AIP”).

2019 AIP Design

The 2019 AIP provided an opportunity for performance-based compensation to the senior executive officers of the Company (each an “Executive”). The target annual incentive award for each Executive was expressed as a percentage of base salary: 50% for Mr. Hartner and 35% for Messrs. Grace and Zemba, with the potential of up to 150% of the target annual incentive award being earned at the maximum performance level (discussed below). Achievement of the award was conditioned on the Company meeting certain goals for fiscal year 2019 relating to revenue and Adjusted EBITDA ,which is defined as net income (loss) (as calculated under accounting principles generally accepted in the United States (”GAAP”) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, adjusted by equity-based compensation, and other (income) expense-net (“Adjusted EBITDA”).

The actual award was to be determined based on performance taking into account the Company’s achievement of revenue results and Adjusted EBITDA with the threshold performance, target performance and maximum performance levels set forth below.

Performance Goals for 2019 Annual Incentive Program

Performance Goal	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Revenue	$65 million	$75 million	$85 million
Adjusted EBITDA	$0	$2 million	$7 million

The Committee also retained negative discretion to adjust any payment amounts resulting in a reduction in the final award.

Final payments were to be made to the Executives 100% in Common Stock based on the closing stock price of the Common Stock on the date of payment under the 2013 Equity Incentive Plan. The performance period began January 1, 2019 and ended on December 31, 2019.

Fiscal Year 2019 Financial Performance

For the year ended December 31, 2019, the Company reported revenue of $53.3 million, net loss of $15.1 million and Adjusted EBITDA* of a $9.1 million loss.

Payout of Performance Awards

On February 4, 2020, the Compensation Committee considered the Company’s performance under the 2019 AIP. Since the Company’s revenue and Adjusted EBITDA performance were below the thresholds for the 2019 AIP, it was determined that no awards would be made to the Executives.

Say-on-Pay Vote

The Company held its first say-on-pay vote of our stockholders at last year’s 2019 Annual Meeting of Stockholders. Of the 8,857,035 votes cast by our stockholders, over 97% were in favor of our 2019 executive compensation program. While we believe we have a fair and effective compensation program, we are pleased to receive this vote of confidence from our stockholders. The results of the say-on-pay vote informed our annual evaluation of our Pay Philosophy, which was only modified for conforming changes. The Compensation Committee and our senior management will continue to consider stockholder input, including the results of future advisory say-on-pay votes, as we evaluate the future design of our executive compensation programs and the specific compensation decisions for each of our Named Executive Officers.

Clawback Policy and Other Actions Available to ExOne for Misconduct

The Compensation Committee has adopted a clawback policy that enables ExOne to recover all or any portion of any “Performance-Based Compensation” granted or paid to any current or former Section 16 executive officer, or in which any current or former Section 16 executive officer became vested, at any time within the three (3) year period immediately preceding the date on which ExOne is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements under the securities laws, as determined by the Audit Committee and confirmed by our independent registered public accounting firm.

In addition, in cases of detrimental misconduct by an executive officer, the Board may also take a range of other actions to remedy the misconduct, prevent its recurrence, and discipline the individual as appropriate, including, depending on the facts and circumstances, terminating the individual’s employment. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Stock Ownership and Retention Policy and Equity Grant Practices

•

Stock Ownership and Retention Policy. The Compensation Committee has adopted a stock ownership and retention policy that requires our directors and our Section 16 executive officers to retain 50% of all shares received on the vesting of equity awards (net of any shares withheld or sold to pay exercise price

*	See definition and reconciliation of Adjusted EBITDA (non-GAAP) to net income (loss) (the most comparable GAAP measure) in Appendix A to this Proxy Statement.

or taxes). All shares must be retained for a period of at least one year after vesting. Once the one-year period has ended, directors and executives may sell shares so long as the director or executive holds 50% of all shares received in the vesting of the equity award and a total minimum value equal to two times such director’s annual retainer or such executive’s base salary.

•

Anti-hedging policy. We do not believe our executive officers or directors should speculate or hedge their interests in our Common Stock. We therefore prohibit them (in our Insider Trading Policy) from making short sales of Common Stock and from trading options or entering into hedging or monetization transactions with respect to our Common Stock. See “Corporate Governance — Anti-Hedging Policy” above for a description of this policy.

•	Anti-pledging policy. In addition, our Insider Trading Policy prohibits our executive officers and directors from pledging Common Stock.

•

Equity grant practices. Equity grants are generally made during an open trading window in accordance with our Insider Trading Policy or on a date predetermined pursuant to an employment contract or Company equity compensation program. The exercise price of each stock option awarded under the 2013 Equity Incentive Plan is the closing price of Common Stock on the date of grant. ExOne Board and committee meetings are generally scheduled at least a year in advance and without regard to unanticipated major company announcements.

Other Compensation Practices and Policies

•

Compensation Committee Oversees Executive Compensation and Succession Planning. The Compensation Committee has the primary responsibility for helping the Board develop and evaluate potential candidates for executive positions and for overseeing the development of executive succession plans. As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other executive officers. Our Chief Executive Officer assists the Compensation Committee in administering our compensation program.

•	Use of Compensation Consultant. The Compensation Committee has previously engaged the use of a compensation consultant for special assignments but did not engage the services of a consultant in 2019.

•

Peer Group Comparisons. The Compensation Committee reviews many factors in setting pay. It does not target a peer group or percentile within a peer group in exercising judgment about the types and amounts of compensation the Company provides.

Employment Arrangements with Named Executive Officers

John F. Hartner. From November 6, 2018 to May 15, 2019, Mr. Hartner was an at-will employee and did not have an individual employment, severance or change-of-control agreement. As was set forth in his offer letter, Mr. Hartner received an annual base salary of $300,000 and was eligible to participate in annual bonus plans for senior executives on terms established from time to time by the Board or its Compensation Committee. Mr. Hartner was also entitled to reimbursement for his commuting and living expenses for his initial six-month employment period.

On May 15, 2019, the Company entered into an employment agreement with Mr. Hartner (the “Employment Agreement”) with an initial two-year term, subject to automatic extension for additional one-year periods. Under the Employment Agreement, Mr. Hartner earns an initial annual base salary of $375,000, and is eligible to participate in any annual bonus plan or long-term incentive compensation plan maintained by the Company, in both cases on the terms established from time-to-time by the Board or its Compensation Committee. Mr. Hartner is also entitled to participate in all employee benefit and fringe benefit plans made available by the Company to its executive employees, and is also eligible to participate in the Company’s Change of Control Severance Plan at Tier I.

The Employment Agreement provides, among other matters, that if Mr. Hartner terminates his employment for “good reason” (as defined in the Employment Agreement) or is terminated without “cause” (as defined in the Employment Agreement), and in each such case he has timely delivered a release of claims, Mr. Hartner will be entitled to receive, among other severance payments and benefits, an amount equal to one year of his then-current base salary and a pro-rata portion of his bonus for the year of termination and payment of his COBRA health insurance continuation premium for the COBRA continuation period (generally 18 months) or until such time as Mr. Hartner is employed, whichever is earlier. Mr. Hartner is also subject to non-competition and non-solicitation restrictions during the term of his employment with the Company and for a period of one year thereafter.

In connection with his election as Chief Executive Officer, on May 15, 2019, the Compensation Committee of the Board authorized the grant of an equity award of restricted stock to Mr. Hartner valued at $175,000 (or 21,263 shares of Common Stock), which vests on the first anniversary of the grant date. The restricted stock granted to Mr. Hartner is subject to the terms and conditions set forth in The ExOne Company 2013 Equity Incentive Plan and the standard form of restricted stock award agreement utilized by the Company.

Charlie Grace. Mr. Grace is an at-will employee and does not have an individual employment, severance or change-of-control agreement. During 2019, Mr. Grace received an annual base salary of $250,000 and was eligible to participate in annual bonus plans for senior executives on terms established from time to time by the Board or its Compensation Committee. Mr. Grace is also entitled to participate in all employee benefit and fringe benefit plans made available by the Company to its executive employees, and is also eligible to participate in the Company’s Change of Control Severance Plan at Tier III. As set forth in his offer letter, Mr. Grace was also entitled to $3,000 per month for his initial six-month employment period for his commuting and living expenses. In connection with his hiring, on May 15, 2019, Mr. Grace also received 10,000 shares of immediately vested Common Stock and stock options equivalent to the amount of $200,000 determined using the Black-Scholes model and priced at the closing share price on May 15, 2019 ($8.23), which was 54,310 stock options; which vest equally in one-third increments over three years.

Douglas D. Zemba. Mr. Zemba is an at-will employee and does not have an individual employment, severance or change-of-control agreement. Until May 15, 2019, Mr. Zemba received an annual base salary of $225,000, and thereafter received a salary of $250,000.

S. Kent Rockwell. Mr. Rockwell was an at-will employee when serving as Chief Executive Officer and did not have an individual employment, severance or change-of-control agreement. Until May 15, 2019, Mr. Rockwell received an annual base salary of $300,000 for his role as Chief Executive Officer. From August 2016 to June 2018, Mr. Rockwell served in the role of Executive Chairman and received an annual base salary of $50,000.

Change of Control Severance Plan

In August 2017, the Compensation Committee adopted The ExOne Company Change of Control Severance Plan (as amended, the “Severance Plan”). The Severance Plan provides certain “double trigger” benefits to participants the plan in the event of a change of control of ExOne followed by the participant’s termination of employment from ExOne, as explained below. If a change of control occurs during the protection period (described below), and any of the participants either (i) has a voluntary termination of employment for good reason, or (ii) has an involuntary termination of employment, other than for death, disability or cause, then the participant is entitled to receive the following:

•

If the participant is designated as a Tier I employee under the Severance Plan, a one-time cash payment equal to two and a half times the participant’s annual base salary and certain health and welfare benefits for 18 months after termination;

•

If the participant is designated as a Tier II employee under the Severance Plan, a one-time cash payment equal to two times the participant’s annual base salary and certain health and welfare benefits for 18 months after termination; or

•

If the participant is designated as a Tier III employee under the Severance Plan, a one-time cash payment equal to the participant’s annual base salary and certain health and welfare benefits for 18 months after termination.

The protection period begins on the date on which a definitive agreement is signed that, if consummated, would result in a change of control (or if no agreement, the date of the change of control itself), and ends on the earlier of (i) the date which is 18 months following the occurrence of the change of control or (ii) the public announcement that the transaction contemplated by the definitive agreement will not take place.

In addition to the cash payments described above, upon the occurrence of a change of control, 50% of any unvested stock options, restricted stock, restricted stock units or other equity-based awards of ExOne held by a participant will immediately vest and become exercisable. The remaining 50% of such unvested awards held by the participant will vest and become exercisable pursuant to the terms of the awards, or immediately upon (i) voluntary termination of the participant’s employment for good reason, or (ii) involuntary termination of the participant’s employment, other than for death, disability or cause, if such termination occurs within 18 months following a change of control.

Under the Severance Plan, a “change of control” is defined as the occurrence of any of the following, so long as such event also constitutes a change in control event as defined under Section 409A of the Internal Revenue Code of 1986, as amended: (i) if any person is or becomes the beneficial owner, directly or indirectly, of the Company’s securities representing greater than 50% of the combined voting power of the Company’s then-outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the sale or disposition by the Company of all or substantially all the Company’s assets; (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or (v) the consummation of a merger, combination or consolidation of the Company with any other corporation or entity; provided, however, a change of control shall not be deemed to have occurred: (a) if such merger, combination or consolidation would result in all or a portion of the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) if the corporate existence of the Company is not affected and following the merger or consolidation, the majority of the directors of the Company prior to such merger or consolidation constitute at least a majority of the Board or the entity that directly or indirectly controls the Company after such merger or consolidation.

Under the Severance Plan, a termination for “good reason” by a participant will be deemed to occur if it occurs within six months of any of the following without the participant’s express written consent:

(i)	A material and sustained diminution in the participant’s duties or position from those in effect immediately prior to the change of control;

(ii)

A material reduction by the Company in the participant’s annual base salary as in effect on the date of a change of control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the change of control;

(iii)	Relocation of the participant’s primary place of employment to any place more than 35 miles from the participant’s designated primary place of employment;

(iv)	Any material breach by the Company of any provision of the Severance Plan or of any agreement entered into between the Company and the participant; or

(v)	Any failure by the Company to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of ExOne.

No Section 280G excise tax gross-up or other tax gross-up is provided under the Severance Plan. Outside of the protection period, the Severance Plan is subject to termination or amendment by the Board or the Compensation Committee.

Among our Named Executive Officers, our Chief Executive Officer, John F. Hartner, is defined as a Tier I employee and no other Executives are expected to be named in this Tier. Our Chief Financial Officer, Douglas D. Zemba, is a Tier II employee, and Charlie Grace, our Chief Customer Officer, is a Tier III employee.

On August 8, 2018, the Compensation Committee amended the Severance Plan to eliminate single-trigger severance benefits under the Severance Plan.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2020 Proxy Statement.

This report is provided by the following independent directors, who comprise the Compensation Committee:

Members of the Compensation Committee:

Bonnie K. Wachtel (Chair)
Lloyd A. Semple
William F. Strome
Roger W. Thiltgen

Summary Compensation Table

The following table provides information regarding the compensation awarded to or earned during 2019 and 2018 by our Named Executive Officers through December 31, 2019 (except for Mr. Zemba, who became a Named Executive Officer in 2019 and Mr. Grace, who joined ExOne in 2019).

Name and Position	Year	Salary	Bonus	Stock Awards(5)		Option Awards(11)		Non-Equity Incentive Compensation	All Other Compensation(16)	Total Compensation
John F. Hartner,	2019	$330,034	—	$174,994	(6)	$277,000	(12)	—	$24,369	$806,398
Chief Executive Officer(1)	2018	$32,308	—	—		$398,500	(13)	—	—	$430,808

S. Kent Rockwell,	2019	$123,467	—	$45,265	(7)	—		—	$4,939	$173,671
Former Chief Executive Officer(2)	2018	$172,116	—	$81,000	(8)	—		—	$6,423	$259,539

Charles Grace,	2019	$147,113	—	$82,230	(9)	$199,861	(14)	—	$24,605	$453,808
Chief Customer Officer(3)

Douglas D. Zemba,	2019	$239,418	—	$29,700	(10)	$69,250	(15)	—	$9,670	$348,038
Chief Financial Officer(4)

(1)	Mr. Hartner was elected as the Company’s Chief Executive Officer on May 15, 2019. He served as the Company’s Chief Operating Officer from November 7, 2018 to May 15, 2019.
(2)	Mr. Rockwell served as the Company’s Chief Executive Officer from June 20, 2018 until May 15, 2019.
(3)	Mr. Grace joined the Company as Chief Customer Officer on May 15, 2019.
(4)	Mr. Zemba has served as Chief Financial Officer since July 12, 2018.
(5)

The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718, and using the valuation methodology for equity awards set forth in Note 18 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. In accordance therewith, (a) the amounts for the 2019 grant of restricted shares to Messrs. Hartner, Rockwell and Grace are based on a closing price of our Common Stock on May 15, 2019 of $8.23; (b) the amount for the 2018 grant of restricted shares to Mr. Rockwell is based on a closing price of our Common Stock on August 13, 2018 of $6.75; and (c) the amount for the 2019 grant of unrestricted shares to Mr. Zemba is based on a closing price of our Common Stock on March 18, 2019 of $9.77.

(6)	Mr. Hartner received a grant of 21,263 shares of restricted stock on May 15, 2019, upon being elected Chief Executive Officer.
(7)	Mr. Rockwell received a grant of 5,500 shares of restricted stock on May 15, 2019 for his continuing role as Chairman of the Board.
(8)	Mr. Rockwell received a grant of 12,000 shares of restricted stock on August 13, 2018, as part of long-term incentive awards made to executive officers.
(9)	Mr. Grace received a grant of 10,000 shares of unrestricted Common Stock on May 15, 2019, upon joining the Company.
(10)	Mr. Zemba received 1,740 shares of unrestricted Common Stock pursuant to the Company’s 2018 Annual Incentive Program on March 18, 2019.
(11)

The amounts disclosed in these columns are computed in accordance with FASB ASC Topic 718, and using the valuation methodology for equity awards set forth in Note 18 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. In accordance therewith (a) the amount for the August 12, 2019 grant of options to purchase Common Stock to Messrs. Hartner and Zemba is based on the Black-Scholes option pricing model as calculated on August 12, 2019, resulting in a fair value per option issued of $2.77; (b) the amount for the November 12, 2018 grant of options to purchase Common Stock to Mr. Hartner is based on the Black-Scholes option pricing model as calculated on November 12, 2018, resulting in a fair value per option issued of $3.46 for such stock options that vested immediately upon issuance and $4.16 for such stock options vested on the one-year anniversary of the date of the award; and (c) the amount for the May 15, 2019 grant of options to purchase Common Stock to Mr. Grace is based on the Black-Scholes option pricing model as calculated on May 15, 2019, resulting in a fair value per option issued of $3.68.

(12)	Mr. Hartner received a grant of options to purchase 100,000 shares of Common Stock on August 12, 2019, as part of long-term incentive awards made to executive officers.
(13)	Mr. Hartner received a grant of options to purchase 100,000 shares of Common Stock on November 12, 2018, upon joining the Company.

(14)	Mr. Grace received a grant of options to purchase 54,010 shares of Common Stock on May 15, 2019, upon joining the Company.
(15)	Mr. Zemba received a grant of options to purchase 25,000 shares of Common Stock on August 12, 2019, as part of long-term incentive awards made to executive officers.
(16)

Includes Company contributions to the respective individual accounts of the defined contribution plan (401(k) plan) that is sponsored by the Company as follows: (a) Mr. Rockwell in the amount of $5,942 in 2019 and $6,423 in 2018 ; (b) Mr. Hartner in the amount of $5,942 in 2019; (c) Mr. Grace in the amount of $6,605 in 2019; and (d) Mr. Zemba in the amount of $9,670 in 2019. Also includes (i) payments made in 2019 of $14,826 to Mr. Hartner for commuting and living expenses incurred from January 1 — May 15, 2019 and (ii) payments of $18,000 made to Mr. Grace for commuting and living expenses during the first six months of his employment.

Outstanding Equity Awards at December 31, 2019

The following table sets forth all shares of unvested options and restricted stock that were awarded to our Named Executive Officers by ExOne under the 2013 Equity Incentive Plan and were outstanding as of December 31, 2019.

	Option Awards					Stock Awards
Name	Year of Option Grant	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
		Exercisable	Unexercisable
John F. Hartner(1),(2)	2019	—	100,000	7.11	8/12/2024	21,263	158,622
	2018	100,000	—	9.67	11/12/2023	—	—
S. Kent Rockwell(3)	—	—	—	—	—	11,500	85,790
Charlie Grace(4)	2019	—	54,010	8.23	5/15/2024	—	—
Douglas D. Zemba(5)	2019	—	25,000	7.11	8/12/2024	3,750	27,975
	2017	25,000	—	7.91	8/14/2022	—	—
	2017	12,000	—	10.10	2/10/2027	—	—
	2013	6,667	—	18.00	2/7/2023	—	—

(1)	Mr. Hartner was granted 21,263 shares of restricted stock on May 15, 2019, upon being elected Chief Executive Officer, which will vest on the one-year anniversary of the date of grant.
(2)

Mr. Hartner was granted 100,000 stock options on August 12, 2019, which vest one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant. Mr. Hartner was also granted 100,000 stock options on November 12, 2018, in connection with his joining the Company, of which 25,000 stock options vested immediately upon grant and 75,000 stock options vested on the one-year anniversary of the date of grant.

(3)

Mr. Rockwell was granted 12,000 shares of restricted stock on August 13, 2018, which vest one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant. Mr. Rockwell was granted 5,500 shares of restricted stock on May 15, 2019, which vested on February 6, 2020.

(4)

Mr. Grace was awarded 54,010 options to purchase Common Stock on May 15, 2019, upon joining the Company, which vest in equal one-third increments on each of the first three anniversaries of the date of grant.

(5)

Mr. Zemba was granted 25,000 stock options on August 12, 2019, which vest one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant. Mr. Zemba was granted 7,500 shares of restricted stock on August 13, 2018, which vest one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.

(6)	Based on the closing price of our Common Stock in December 31, 2019 of $7.46 per share.

PROPOSAL NO. 4 — ADVISORY APPROVAL OF COMPENSATION

PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2019

Our stockholders have the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers in 2019, as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act the related compensation disclosure rules of the SEC. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. Accordingly, we ask our stockholders to vote “For,” on an advisory basis, the compensation paid to our Named Executive Officers in 2019, as disclosed in this Proxy Statement under the heading “Compensation of Named Executive Officers — Compensation Discussion and Analysis”, and to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the compensation tables and narrative disclosure, is hereby APPROVED.”

As described in detail under the heading “Compensation of Named Executive Officers — Compensation Discussion and Analysis” beginning on page 29 of this Proxy Statement, the Pay Philosophy adopted by the Company is intended to achieve three principal goals. It aims to attract and retain executives, to align the interests of management with the creation of long-term stockholder value, and to motivate and reward management for performance that advances the Company’s goals. The Compensation Committee balances and aligns these goals with the Company’s plans to conserve cash for operations while the Company advances toward generating positive cash flows from operations.

In 2019, the Compensation Committee instituted the 2019 AIP with target goals for revenue and Adjusted EBITDA (as described previously on pages 31-32). The payouts to the senior executives were to be paid 100% in Common Stock. As further described in “Compensation Discussion and Analysis,” on February 4, 2020, due to the Company’s financial performance, the Compensation Committee did not authorize a payout.

The Compensation Committee also continued the practice of using long-term equity incentive awards (stock options and restricted stock) as a significant portion of total compensation, in order to retain and motivate management and to align management’s interests with the long-term interests of our stockholders.

Our Board believes these compensation decisions reward performance and ensure that the long-term interests of our stockholders are served, and therefore asks for the support of our stockholders in approving the compensation of our Named Executive Officers.

Vote Required

Approval of the compensation paid to the Company’s Named Executive Officers in 2019, as reported in this Proxy Statement, requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter. Stockholders may cast their votes “For” or “Against”, or may abstain from voting, with respect to this Proposal No. 4. Abstentions will have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they will not affect the outcome of this proposal. The proxy holders intend to vote all proxies received by them “For” the approval of compensation paid to the Named Executive Officers in 2019 unless otherwise instructed.

As an advisory vote, a stockholder’s vote on this Proposal No. 4 is not binding on the Company. Our Board will not be required to act in response to the results of the vote, as the ultimate decision regarding our Named Executive Officers’ compensation remains with our Compensation Committee. Our Board believes that our Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, appropriate, and competitive compensation recommendations and decisions that are in the best interest of the Company and its stockholders. However, our Board values the opinions of our stockholders as expressed through their votes and other communications. Although the vote is non-binding, our Board and Compensation Committee will carefully consider the outcome of the advisory vote on the compensation of our Named Executive Officers when making future compensation decisions.

After our stockholders voted in 2019, on an advisory basis, on the frequency of this advisory vote on compensation, the Company elected to hold future advisory votes on compensation on an annual basis until the next stockholder advisory vote on frequency, which we expect will be conducted at our Annual Meeting of Stockholders in 2025.

The Board Recommends a Vote “FOR” the Approval of the Compensation Paid to the Company’s Named Executive Officers in 2019, as Reported in the Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of ExOne included in our Annual Report on Form 10-K for the year ended December 31, 2019. The Audit Committee has also reviewed and discussed with Schneider Downs & Co., Inc., ExOne’s independent registered public accounting firm for 2019, the audited consolidated financial statements and the audit results. In addition, the Audit Committee discussed with Schneider Downs & Co., Inc. the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, Rule 2-07, Communication with Audit Committees, of Regulation S-X, and other Public Company Accounting Oversight Board (PCAOB) Rules and Standards.

In addition, we received from and discussed with Schneider Downs & Co., Inc. the written disclosures and the letter required by PCAOB Rule 3526, Communication With Audit Committees Concerning Independence, and discussed Schneider Downs & Co., Inc.’s independence with them. Upon completing these activities, the Audit Committee concluded that Schneider Downs & Co., Inc. is independent from ExOne and its management.

ExOne’s management is responsible for preparing our consolidated financial statements and ensuring they are complete and accurate and prepared in accordance with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP.

Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in ExOne’s Annual Report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission.

Members of the Audit Committee:
William F. Strome (Chair)
Gregory F. Pashke
Bonnie K. Wachtel

AUDIT FEES AND SERVICES

Audit and Other Fees

The following table shows the fees paid by the Company in 2019 and 2018 for the audit and other services provided by Schneider Downs & Co., Inc. for those years:

	2019	2018
	(in thousands)
Audit fees	$1,001	$968
Audit-related fees	15	15
Tax fees	54	36
All other fees	—	—

Total fees	$1,070	$1,019

Audit fees for 2019 and 2018 include fees associated with the annual audit of the financial statements and audit of internal control over financial reporting, interim reviews and various registration statements. Audit-related fees for 2019 and 2018 include fees associated with the annual audit of the Company’s 401(k) plan. Tax fees for 2019 and 2018 include fees associated with the preparation of the federal and state income tax returns for the years ended December 31, 2018 and 2017 respectively.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by our independent registered public accounting firm, in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee can pre-approve specified services in defined categories of (i) audit services, (ii) audit-related services, (iii) tax services and (iv) other services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide a service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. All of the 2019 and 2018 services described above were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of Common Stock as of March 16, 2020, when there were 16,455,000 issued and outstanding shares, for each person known by us to beneficially own more than five percent of our Common Stock, each director (including all nominees for director), each Named Executive Officer, and all directors (including director nominees) and executive officers as a group. Unless we otherwise note, each person exercises sole voting and investment power over these shares of Common Stock.

We determine the number of shares in the table below as beneficially owned pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of Common Stock as to which the individual has sole or shared voting power or investment power. We also include any shares of Common Stock that the individual has the right to acquire within 60 days of March 16, 2020 through the exercise of any option, warrant or right.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors, Nominees and Named Executive Officers
S. Kent Rockwell(1)	4,546,505	27.6%
Charlie Grace(2)	33,103	*
John F. Hartner(3)	121,263	*
John Irvin(4)	292,165	1.8%
Gregory F. Pashke(5)	23,250	*
Lloyd A. Semple(6)	38,800	*
William F. Strome(7)	28,500	*
Roger Thiltgen(8)	32,500	*
Bonnie K. Wachtel(9)	31,000	*
Douglas D. Zemba(10)	61,741	*
All Current Directors/Executive Officers as a group (12 persons)	5,324,863	31.9%

Certain Beneficial Owners
ARK Investment Management LLC(11)	2,370,763	14.4%
Nikko Asset Management Americas, Inc.(12)	1,611,681	9.8%

*	Less than 1%.
(1)

Includes (a) 4,208,055 shares held by Rockwell Forest Products, Inc. (“RFP”), (b) 303,450 shares held by the S. Kent Rockwell Foundation (“Foundation”), and (c) 35,000 shares held directly by Mr. Rockwell of which 13,500 shares are unvested restricted stock. Mr. Rockwell is deemed to have beneficial ownership of the shares held by RFP as the beneficiary of the S. Kent Rockwell Revocable Trust, which is the indirect, sole stockholder of RFP. Mr. Rockwell has sole voting and dispositive power with respect to the 4,208,055 shares held by RFP. Mr. Rockwell serves as the president and a member of the Board of Directors of the Foundation and shares voting and dispositive power over the 303,450 shares held by the Foundation. Mr. Rockwell has sole voting power and no dispositive power with respect to the 13,500 shares of unvested restricted stock held directly by him. Listed amount does not include shares of Common Stock owned by the S. Kent Rockwell 1997 Irrevocable Trust. Mr. Rockwell disclaims beneficial ownership of shares held by the S. Kent Rockwell 1997 Irrevocable Trust.

(2)	Includes options to purchase 18,103 shares of Common Stock, which vest within 60 days of March 16, 2020.
(3)

Includes (a) options to purchase 100,000 shares of Common Stock, and (b) 21,263 shares of unvested restricted stock, which vest within 60 days of March 16, 2020, over which Mr. Hartner has sole voting power and no dispositive power.

(4)

Includes (a) 205,950 shares held by 20 20 Holdings, LLC, a limited liability company owned by Mr. Irvin and his spouse, over which Mr. Irvin has sole voting power and dispositive power, (b) 71,215 shares held by

S. Kent Rockwell 1997 Irrevocable Trust over which Mr. Irvin has sole voting and investment power as the trustee of the trust, and (c) 5,000 shares of unvested restricted stock held directly by Mr. Irvin, over which Mr. Irvin has sole voting power and no dispositive power.
(5)

Includes (a) 400 shares held jointly by Mr. Pashke and his spouse over which Mr. Pashke has shared voting and dispositive power and (b) 5,000 shares of unvested restricted stock held directly by Mr. Pashke, over which Mr. Pashke has sole voting power and no dispositive power.

(6)

Includes (a) 300 shares held by Mr. Semple’s spouse over which Mr. Semple may be deemed to have shared voting power and dispositive power, and (b) 5,000 shares of unvested restricted stock held directly by Mr. Semple, over which Mr. Semple has sole voting power and no dispositive power. Mr. Semple disclaims beneficial ownership of his spouse’s shares.

(7)	Includes 5,000 shares of unvested restricted stock held directly by Mr. Strome, over which he has sole voting power and no dispositive power.
(8)	Includes 5,000 shares of unvested restricted stock held directly by Mr. Thiltgen, over which he has sole voting power and no dispositive power.
(9)	Includes 5,000 shares of unvested restricted stock held directly by Ms. Wachtel, over which she has sole voting power and no dispositive power.
(10)

Includes (a) options to purchase 43,667 shares of Common Stock, and (b) 3,750 shares of unvested restricted stock held directly by Mr. Zemba, over which he has sole voting power and no dispositive power.

(11)

ARK Investment Management LLC (“ARK”), an investment adviser, has (a) sole voting power with respect to 1,989,944 of the listed shares, and (b) sole dispositive power with respect to all of the listed shares. The address for ARK is 3 East 28th Street, 7th Floor, New York, New York 10016. This information is based solely on the Schedule 13G/A filed by ARK with the SEC on February 14, 2020, updated for shares outstanding as of March 16, 2020.

(12)

Nikko Asset Management Americas, Inc. (“NAMA”), an investment adviser, and its parent holding companies, Sumitomo Mitsui Trust Holdings Inc. (“SMTH”) and Nikko Asset Management Co., Ltd. (“NAM”), share voting and dispositive power with respect to all of the listed shares. The address for NAMA is 605 Third Avenue, 38th Floor, New York, New York 10158. The address for SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan. The address for NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan. This information is based solely on the Schedule 13G filed by NAMA with the SEC on February 12, 2020, and the Schedule 13G filed by SMTH and NAM with the SEC on February 12, 2020, in each case updated for shares outstanding as of March 16, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires persons who own more than ten percent of a registered class of our equity securities and our directors and executive officers to file with the SEC initial reports of ownership and reports in changes in ownership of any ExOne equity securities. Based upon a review of filings with the SEC and written representations from our directors and executive officers, we believe that all of our ten percent holders, directors and executive officers complied during the year ended December 31, 2019, with the reporting requirements of Section 16(a) of the Exchange Act, except that Mr. Thiltgen, a director of the Company, filed a Form 4 reporting one timely transaction and one transaction two days late in 2019.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. A number of brokers, banks or other nominees with account holders who are ExOne stockholders will be “householding” our proxy materials. A single Internet Notice or set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, (i) you would prefer to receive a separate Internet Notice and/or separate Proxy Statement, 2019 Annual Report and Notice of Annual Meeting for the 2020 Annual Meeting and/or no longer wish to participate in “householding” of proxy materials in the future, or (ii) you would like to request “householding” of proxy materials in the future, please notify your broker, bank or other nominee, if you hold your shares through a brokerage account, or direct your written request to The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania, Attn: Corporate Secretary, or call (724) 863-9663, if you are a registered holder. Upon request, ExOne will promptly deliver a separate copy of the Internet Notice or the Proxy Statement, 2019 Annual Report and Notice of Annual Meeting, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

LORETTA L. BENEC
General Counsel and Corporate Secretary

April 3, 2020

APPENDIX A

The ExOne Company

Adjusted EBITDA Reconciliation

(in millions)

(unaudited)

	Year Ended December 31,
	2019	2018
Net (loss)	$(15.1)	$(12.7)
Interest expense	0.3	0.2
(Benefit) provision for income taxes	(0.4)	0.2
Depreciation and amortization	4.6	5.5
Equity-based compensation	1.4	1.0
Other expense (income) — net	0.1	(0.7)

Adjusted EBITDA	$(9.1)	$(6.5)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net income (loss) (as calculated under GAAP) plus interest expense, provision for income taxes, depreciation and amortization, equity-based compensation, and other expense (income)-net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under SEC rules, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. The presentation of Adjusted EBITDA is not intended to be a substitute for, and should not be considered in isolation from, net income (loss) reported in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

THE EXONE COMPANY

ATTN: LORETTA L. BENEC

127 INDUSTRY BOULEVARD

NORTH HUNTINGDON, PA 15642

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E94620-P35444	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE EXONE COMPANY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors. The nominees are:	For	Against	Abstain

Nominees:

1a. S. Kent Rockwell	☐	☐	☐

1b. John F. Hartner	☐	☐	☐

1c. John Irvin	☐	☐	☐

1d. Gregory F. Pashke	☐	☐	☐

1e. Lloyd A. Semple	☐	☐	☐

1f. William F. Strome	☐	☐	☐

1g. Roger W. Thiltgen	☐	☐	☐

1h. Bonnie K. Wachtel	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain

2. Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	For	Against	Abstain

3. Approval of amendment to Certificate of Incorporation to provide for stockholder removal of directors with or without cause.	☐	☐	☐

4. Approval, on a non-binding advisory basis, of the compensation paid to named executive officers in 2019.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

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E94621-P35444

THE EXONE COMPANY

Annual Meeting of Stockholders

May 13, 2020 10:00 AM

This proxy is solicited by the Board of Directors

The Stockholder(s) hereby appoint(s) John F. Hartner, Douglas D. Zemba and Loretta L. Benec, or any of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE EXONE COMPANY that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Daylight Time, on May 13, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the director nominees listed in proposal 1, FOR proposal 2, FOR proposal 3 and FOR proposal 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side